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                                                                 EXHIBIT 10.26

                            EMPLOYMENT AGREEMENT
                            --------------------

        THIS AGREEMENT is made and entered into as of this 27th day of September, 1999, by and between The Maxim Group, Inc., a Delaware corporation (the "Company"), and Leonard H. Thill (hereinafter "Executive");

        WHEREAS, the Company, recognizing the experience and knowledge of Executive in financial accounting matters, desires to retain the valuable services of Executive, it being in the best interests of the Company to arrange a term of employment for Executive; and

        WHEREAS, Executive desires to devote full time service to the business of the Company, in accordance with the terms and conditions hereinafter set forth.

        NOW, THEREFORE, for and in consideration of the mutual premises and covenants herein contained, the parties hereto agree as follows:

        1. EMPLOYMENT. For the Term of Employment, as hereinafter defined, the Company agrees to employ Executive and Executive agrees to accept such employment and to perform such duties and functions as the Board of Directors of the Company may assign to Executive from time to time, but only administrative and managerial functions commensurate with Executive's past experience and performance level. Unless otherwise agreed to by Executive, he shall perform such duties primarily from the Company's offices in Kennesaw, Georgia. Executive agrees to devote his full time and energy to the business of the Company, and shall perform his duties in a trustworthy and businesslike manner, all for the purpose of advancing the interests of the Company.

        It is hereby expressly agreed among the parties hereto that primary responsibility for the supervision of Executive shall rest with the Board of Directors of the Company and Chief Executive Officer, which shall review Executive's performance annually, make adjustments to Executive's compensation and award such other bonuses and employee benefits as they shall deem appropriate.

        2. TITLE. Executive shall serve as Chief Financial Officer of the Company, as well as such other positions, and with such titles, as the Board of Directors and Executive may mutually agree upon during the Term of Employment (as defined below).

        3. TERM OF EMPLOYMENT. The "Term of Employment" referred to in
Section 1 hereof and hereinafter shall be three years, commencing on the date of this Agreement. This Agreement shall automatically renew on the third anniversary of the date of this Agreement unless earlier terminated in accordance with Section 6 of the Agreement, or unless either party



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gives the other written notice at least thirty (30) days prior to such anniversary date that he or it does not desire to renew the Agreement.

        4.   COMPENSATION.

        4.1 BASE SALARY. During the Term of Employment, Executive shall be paid an annual base salary (hereinafter "Base Salary"), which shall be paid in equal installments in accordance with the Company's normal pay practices, but not less frequently than monthly. Executive's initial annual Base Salary shall be $225,000. The Board of Directors of the Company shall review Executive's Base Salary annually and may increase such Base Salary for the subsequent one-year period.

        4.2 INCENTIVE BONUS PLAN. During the Term of Employment and in addition to Executive's Base Salary, Executive shall be entitled to receive such additional bonus payments determined as follows:

             (a) A bonus equal in amount up to 50% of Executive's Base Salary for each fiscal year of the Company in which the Company meets or exceeds certain financial and operating goals as set by the executive management team of the Company and the Compensation Committee of the Board of Directors.

             (b) Executive shall also be entitled to participate, in the discretion of the Board of Directors, in such other executive incentive bonus plans for any fiscal year or portion thereof as may from time to time be designated by the Board of Directors for executive officers generally.

        4.3 STOCK OPTIONS. The Company has granted to Executive stock options to purchase one hundred thousand (100,000) shares of Company common stock, all issued under the Company's stock option plan. The options will vest in equal annual increments over a five-year period ending on the fifth anniversary of the date of this Agreement. All vested options will expire on September 21, 2009. Fifty thousand (50,000) stock options will have an exercise price of $6.13 per share. The remaining fifty thousand (50,000) stock options will have an exercise price of $6.67 per share.

        4.4 ADDITIONAL BENEFITS. During the Term of Employment, Executive shall have the right to participate in any and all employee benefit programs established and maintained by the Company from time to time including, without limitation, such medical or dental plans as may be established from time to time by the Company. Executive shall be entitled to participate in any qualified or unqualified stock option, pension, profit sharing or other employee benefit plan adopted by the Company hereinafter and covering executive officers generally.

        Throughout the Term of Employment, Executive shall also be entitled to reimbursement for reasonable business expenses incurred by him in the performance of his duties hereunder,


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including certain entertainment expenses, as approved from time to time by the Board of Directors of the Company.

        4.5 VACATION. Executive shall be entitled to annual vacation leave in accordance with the Company's vacation policy as set forth in the current Employee Handbook of the Company. Vacation shall be scheduled at reasonable times not in conflict with Executive's duties hereunder.

        5.   ILLNESS, INCAPACITY OR DEATH DURING EMPLOYMENT.

             (a) If by reason of illness or incapacity, Executive is unable to perform his services or discharge his duties hereunder for sixty (60) or more consecutive days or ninety (90) days in the aggregate during any twelve
(12) month period, then upon ten (10) days' prior notice, the Company may, in its sole discretion, either suspend Executive without pay of any kind, salary or bonus, until Executive is able to perform his services and discharge his duties hereunder or terminate the employment of Executive, and thereupon, Executive shall be paid his Base Salary from the date of termination through the 10-day notice period.

             (b) In the event of Executive's death, all obligations of the Company under this Agreement shall terminate other than the payment of that portion of the Base Salary and bonus, if any, earned by Executive to the date of death.

        6.   TERMINATION.

        6.1 FOR CAUSE. This Agreement may be terminated by the Company at any time during the Term of Employment for cause (as hereinafter defined) immediately and without further obligation other than for monies already paid to the Employee. For purposes of this Agreement, "for cause" shall mean the occurrence of any of the following:

             (a) Employee's inattention to or substandard performance of the services required of Employee hereunder;

             (b) failure of Employee to follow reasonable written instructions or policies of the Company;

             (c) Employee willfully engaging in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise;

             (d) conviction of Employee during the Term of Employment of a crime involving breach of trust or moral turpitude; or

             (e) Employee's commission of any act or activity prohibited under the terms of this Agreement.


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        For purposes of Clause (c) of this definition, no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's act, or failure to act, was in the best interest of the Company. In the event that the Company discharges Employee for cause under this Section 6.1, and it is subsequently determined judicially that the termination was without cause (as hereinafter defined), then such discharge shall be deemed a discharge without cause subject to the provisions of
Section 6.2 of this Agreement. In the event that the Company discharges Employee for cause under this Section 6.1, such notice of discharge shall be accompanied by a written and specific description of the reason(s) for such discharge.

        6.2 WITHOUT CAUSE. The Company may, upon thirty (30) days' written notice to Executive, terminate this Agreement without cause at any time during the Term of Employment. In such event and notwithstanding any provision to the contrary contained in any stock option agreement of Executive, any stock options which have been granted to Executive but which are not yet exercisable as of the date of notice of termination shall be deemed to be presently exercisable as of the date of notice of termination. The Company shall pay to Executive, as liquidated damages in lieu of all other claims, twelve (12) months' Base Salary then in effect at the time of Executive's termination. Payment of such monies shall be made in equal monthly installments. The Company may, in its sole discretion, at any time during the period that payments under this Section 6.2 would otherwise be due, discharge its obligations pursuant to this Section 6.2 by paying to Executive the present value of its obligations hereunder as determined by an enrolled actuary.

        6.3 EXECUTIVE'S OBLIGATIONS UPON TERMINATION. Upon the termination of his employment hereunder for whatever reason, Executive shall:

             (a) Forthwith tender his resignation from any directorship or office he may hold in the Company; and

             (b) Not at any time represent himself still to be connected or to have any connection with the Company.

        6.4 EFFECT OF TERMINATION. The provisions of this Agreement shall survive the termination of this Agreement and the termination of Executive's employment with the Company to the extent required to give full effect to the covenants and agreements contained herein.

        7.   CONFIDENTIALITY.

        7.1 CONFIDENTIAL INFORMATION. Subject to Section 7(b) below, Executive agrees that, both during the term of this Agreement and after the termination of this Agreement, Executive will hold in a fiduciary capacity for the benefit of the Company, and shall not directly or indirectly use or disclose, except as authorized by the Company in connection with the performance of Executive's duties, any Confidential Information, as defined hereinafter, that


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Executive may have or acquire (whether or not developed or compiled by
Executive and whether or not Executive has been authorized to have access to such Confidential Information) during the term of this Agreement. The term "Confidential Information" as used in this Agreement shall mean and include any information, data and know-how relating to the business of the Company that is disclosed to Executive by the Company or known by him as a result of his relationship with the Company and not generally within the public domain (whether constituting a trade secret or not), including without limitation, the following information:

             (i) financial information, such as the Company's earnings, assets, debts, prices, fee structure, volumes of purchases or sales or other financial data, whether relating to the Company generally, or to particular products, services, geographic areas or time periods;

             (ii) supply and service information, such as information concerning the goods and services utilized or purchased by the Company, the names or addresses of suppliers, terms of supply or service contracts, or of particular transactions, or related information about potential suppliers, to the extent that such information is not generally known to the public, and to the extent that the combination of suppliers or use of a particular supplier, though generally known or available, yields advantages to the Company the details of which are not generally known;

             (iii) marketing information, such as details about ongoing or proposed marketing programs or agreements by or on behalf of the Company, marketing forecasts or results of marketing efforts or information about impending transactions;

             (iv) personnel information, such as employees' personal or medical histories, compensation or other terms of employment, actual or proposed promotions, hiring, resignations, disciplinary actions, terminations or reasons therefor, training methods, performance or other employee information;

             (v) customer information, such as any compilation of past, existing or prospective customers, customer proposals or agreements between customers and the Company, status of customer accounts or credit, or related information about actual or prospective customers; and

             (vi) information with respect to any corporate affairs that the Company agreed to treat as confidential.

The term "Confidential Information" does not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right of the Company or the client to which such information pertains.


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        7.2  COVENANT OF CONFIDENTIALITY. The covenant contained in this
Section 7 shall survive the termination of Executive's employment with the Company for any reason for a period of five (5) years; provided, however, that with respect to those items of Confidential Information which constitute trade secrets under applicable law, Executive's obligations of confidentiality and non-disclosure as set forth in this Section 7 shall continue to survive after said five (5) year period to the greatest extent permitted by applicable law. These rights of the Company are in addition to those rights the Company has under the common law or applicable statutes for the protection of trade secrets.

        8.   NON-COMPETITION.

        8.1 TERRITORY. Executive acknowledges that he will perform services hereunder which directly affect the Company's business presently conducted within the territory comprised of the 48 contiguous states of the United States (the "Territory"). Accordingly, the parties hereto deem it necessary to enter into the protective agreement set forth below, the terms and conditions of which have been negotiated by and between the parties hereto.

        8.2 NON-SOLICITATION. Executive agrees (a) that he will not take any customer or franchise lists of the Company after leaving his employ and (b) that he will, for so long as he is employed hereunder and for a period of two
(2) years following termination of his employment for any reason, refrain from soliciting or attempting to solicit directly or indirectly or by assisting others, any business from any of the Company's customers or franchisees, including actively sought prospective customers or franchisees, with whom Executive had material contact during his employment for purposes of providing products or services that are similar to or competitive with those provided by the Company, namely floor covering products and support services of the type offered or provided by the Company.

        8.3 NON-SOLICITATION OF EMPLOYEES. Executive agrees that he will, for so long as he is employed hereunder and for a period of three (3) years after termination of his employment, refrain from recruiting or hiring, or attempting to recruit or hire, directly or by assisting others, any employee of the Company who is employed by the Company or any successor or affiliate of the Company if the Company or its successor or affiliate is then engaged in the business of the sale of franchises to retail floor covering dealers, and the sale and distribution of floor covering products and support services of the type offered or provided by the Company.

        8.4  ACKNOWLEDGEMENTS. The covenants of Executive set forth in this
Section 8 are separate and independent covenants for which valuable consideration has been paid, the receipt, adequacy and sufficiency of which are acknowledged by Executive, and have also been made by Executive to induce the Company to enter into this Agreement. The aforesaid covenants may be availed of or relied upon by the Company in any court of competent jurisdiction, and shall form the basis of injunctive relief and damages (but not including expenses of litigation) suffered by the Company arising out of any breach of the aforesaid covenants by Executive. The covenants of Executive set forth in this Section 8 are cumulative to all other covenants of Executive in


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favor of the Company contained in this Agreement and shall survive the termination of this Agreement for the purposes intended. Should any covenant, term or condition contained in this Section 8 become or be declared invalid or unenforceable by a court of competent jurisdiction, then the parties request that such court judicially modify such unenforceable provision consistent with the intent of Section 8 so that it shall be enforceable as modified, and in any event the invalidity of any provision of Section 8 shall not affect the validity of any other provision in Section 8 or elsewhere in this Agreement.

        9. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties hereto regarding employment of Executive, and supersedes and replaces any prior agreements relating thereto.

        10. ASSIGNMENT. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of Executive hereunder are of a personal nature and shall not be assignable or delegable in whole or in part by Executive. No assignment by the Company of its rights hereunder shall relieve the Company of any liability to Executive hereunder.

        11. SEVERABILITY. Each section and subsection of this Agreement constitutes a separate and distinct understanding, covenant and provision hereof. In the event that any provision of this Agreement shall finally be determined to be unlawful, such provision shall be deemed to be severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

        12. GOVERNING LAW. This Agreement shall in all respects be interpreted, construed and governed by and in accordance with the laws of the State of Georgia.

        13. RIGHTS OF THIRD PARTIES. Nothing herein, expressed or implied, is intended to or shall be construed to confer upon or give to any person, firm or other entity, other than the parties hereto and their permitted assigns, any rights or remedies under or by reason of this Agreement.

        14. AMENDMENT. This Agreement may not be amended orally but only by an instrument in writing duly executed by the parties hereto.

        15. NOTICES. Any notice or other document or communication permitted or required to be given to Executive pursuant to the terms hereof shall be deemed given if personally delivered to Executive or sent to him, postage prepaid, by registered or certified mail, at 2510 Thorngate Drive, Acworth, Georgia 30101, or any such other address as Executive shall have notified the Company in writing. Any notice or other document or other communication permitted or required to be given to the Company pursuant to the terms hereof shall be deemed given if personally delivered or sent to the Company, postage prepaid, by registered or certified


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mail, at 210 TownPark Drive, Kennesaw, Georgia 30144, or at such other address as the Company shall have notified Executive in writing.

        16. WAIVER. The waiver by either party hereto of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach of the same or any other provision of this Agreement by the breaching party.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                       THE MAXIM GROUP, INC.



Attest: /s/ THOMAS P. LEAHEY           By:     /s/ A. J. NASSAR
        --------------------------           ------------------------------
        Executive Vice President -     Title: PRESIDENT AND CHIEF EXECUTIVE
        Finance                               OFFICER


                                       "EXECUTIVE"


                                        /s/ LEONARD H. THILL
                                        ------------------------------(L.S.)
                                        Leonard H. Thill


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